INFORM WORLDWIDE HOLDINGS, INC.

2501 N. Green Valley Parkway, Suite 110
Henderson, Nevada 89014
Telephone: 702.317.2300
                                        Facsimile: 702.317.2301

October 7, 2005

VIA EDGAR ONLY

Securities and Exchange Commission
Division of Corporation Finance
450 5th Street, N.W.
Washington, D.C. 20459
Mail Stop 0304

Re: Inform Worldwide Holdings, Inc.
Form 8-K/A, Date of Report: September 8, 2005
SEC File No. 0-2994

Ladies and Gentlemen:

Set forth below are the responses of Inform Worldwide Holdings, Inc. ("Inform") to the comments of the staff delivered by way of its letter dated September 29, 2005, numbered in a manner to correspond to the order to which the staff’s comments were delivered.

1. You will note in the accompanying redline copy of the filing that revisions have been made to reflect the former auditor's opinion for the past two (2) years instead of the past year.

2. Please note that Edgar filing now reflects Items 4.01 and 5.02

3. An updated letter from the former accountant has been be filed as Exhibit 16.1 to Form 8K/A.

Please be advised that Inform has endeavored to respond fully to each of the staff’s comments. We acknowledge and understand that any comment from the staff regarding these issues would not be binding and would not commit the staff in any manner. Further, Inform acknowledges the following:

•	It is responsible for the adequacy and accuracy of the disclosure in its filings;

•	Staff comments or changes to disclosure in response to staff comments do not foreclose the Commission from taking any action with respect to the filings; and

•	Tradequest may not assert staff comments as a defense in any proceeding initiated by the Commission or any person under the federal securities laws of the United States.

Please advise us as soon as possible if the staff has any further comments relating to either of the above-referenced filing. You can contact the undersigned at (702) 317-2300. Thank you in advance for your courtesy and cooperation.

Very truly yours,

Glenn Liddell, General Manager